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                                                                 Exhibit 10.23.3



                        SEVENTY-FIRST AGREEMENT AMENDING
                        NEW ENGLAND POWER POOL AGREEMENT
                               (LATE PAYMENT FEES)

         THIS SEVENTY-FIRST AGREEMENT AMENDING NEW ENGLAND POWER POOL AGREEMENT, dated as of February 2, 2001 ("Seventy-First Agreement"), amends the New England Power Pool Agreement (the "NEPOOL Agreement"), as amended.

         WHEREAS, the NEPOOL Agreement as in effect on December 1, 1996 was amended and restated by the Thirty-Third Agreement Amending New England Power Pool Agreement dated as of December 1, 1996 (the "Thirty-Third Agreement") in the form of the Restated New England Power Pool Agreement ("Restated NEPOOL Agreement") attached to the Thirty-Third Agreement as Exhibit A thereto, and the Thirty-Third Agreement also provided for the NEPOOL Open Access Transmission Tariff (the "NEPOOL Tariff") which is Attachment B to the Restated NEPOOL Agreement; and

         WHEREAS, the Restated NEPOOL Agreement and the NEPOOL Tariff have subsequently been amended numerous times, with such amendments most recently consolidated, respectively, in FERC Electric Third Revised Rate Schedule No. 5, submitted in Docket No. ER00-2894-000, and FERC Electric Tariff, Fourth Revised Volume No. 1, submitted in Docket Nos. EL00-62-000, et al.; and

         WHEREAS, the Participants desire to amend the NEPOOL Agreement as heretofore amended, to reflect the revisions detailed herein.

         NOW, THEREFORE, upon approval of this Seventy-First Agreement by the NEPOOL Participants Committee in accordance with the procedures set forth in the NEPOOL Agreement, the Participants agree as follows:


                                    SECTION 1
           AMENDMENTS TO FINANCIAL ASSURANCE POLICY FOR NEPOOL MEMBERS

1.1 In the Financial Assurance Policy for NEPOOL Members included as Attachment L to the NEPOOL Tariff, the following is added at the end of the text under the heading "Non-payment of Amounts Due":

         Interest collected on late payments shall be allocated and paid to the Participants to whom such late payments are due, pro rata in accordance with the amount due to each such Participant. Late payment charges that are collected and not distributed to the Participants under the NEPOOL Billing Policy shall be deposited by the ISO into a segregated interest-bearing account (the "Late Payment Account") for disbursement in accordance with the NEPOOL Billing Policy as in effect from time to time; provided, however, that in no event shall the amount in the Late Payment Account, including interest accrued thereon, at any
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         time exceed $500,000 or other amount determined from time to time by the Participants Committee (the "Late Payment Account Limit"). Any late payment fees and interest thereon in excess of the Late Payment Account Limit shall be distributed to the Participants pro rata based on their charges under the ISO's Tariff for Transmission Dispatch and Power Administration Services in the month preceding the month in which such distribution is to be made.

                                    SECTION 2
                       AMENDMENTS TO NEPOOL BILLING POLICY

2.1 The references in Sections 3.1(d) and 5.6(c) of the New England Power Pool Billing Policy included as Attachment N to the NEPOOL Tariff (the "Billing Policy") to "Section 3.3(e)" are each changed to "Section 3.3(f)."

2.2 The following new subsection is inserted immediately after Section 3.3(d) of the Billing Policy:

         e) Disbursements from Late Payment Fund. If and to the extent that the procedures described in clauses (b), (c) and (d) above are insufficient to effect payment of the Default Amount (but not interest accrued thereon and late charges assessed under the Documents and the Financial Assurance Policies), the ISO shall withdraw from the account funded with late payment charges under the Financial Assurance Policy for NEPOOL Members (the "Late Payment Account") an amount equal to such unpaid Default Amount, to the extent that such amount is available in the Late Payment Account, and shall apply such amount to any shortfall in Payments resulting from the Default Amount not being paid. If and to the extent that such Default Amount, interest thereon and/or late charges with respect thereto are subsequently collected (including as a result of the use of a financial assurance under the Financial Assurance Policies or through actions or proceedings against the defaulting Participant or Non-Participant Transmission Customer), such amounts shall first be used to pay Participants for the amount of such Default Amount allocated to them under clause (f) below, with interest thereon, and then, after all such amounts have been paid to the Participants, such Default Amount, interest and/or late charges shall be deposited into the Late Payment Account in accordance with the provisions of the Financial Assurance Policy for NEPOOL Members that are applicable to late payment charges.

2.3 Clauses (e), (f), (g), (h) and (i) of the Billing Policy are redesignated as clauses (f), (g), (h), (i) and (j) of the Billing Policy, respectively.

2.4 Section 3.3(f)(i) (formerly Section 3.3(e)(i)) of the Billing Policy is amended to read as follows:

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         f)       Reduction of Payments and Increases in Charges. (i) If and to
                  the extent that the procedures described in clauses (b), (c),
                  (d) and (e) above do not yield sufficient funds to pay all Remittance Advice amounts in full (after payment of amounts due to the ISO in accordance with clause (a) above) on the date such Payments are due, the ISO shall reduce Payments to those Participants owed monies for that billing period (the "Default Period"), pro rata based on the amounts owed to such Participants, to the extent necessary to clear its accounts by the close of banking business on the date such Payments are due. As funds attributable to a Default Amount are received by the ISO (including amounts received through financial assurances provided under the Financial Assurance Policies or through actions or proceedings commenced against the defaulting Participant or Non-Participant Transmission Customer) prior to the next billing period's Statements being distributed, such funds, together with any interest and late charges collected on the applicable Default Amount, shall be distributed pro rata to the Participants that did not receive the full amount of their Payments as a result of such Default Amount not being paid, up to the full amount that such Participants did not receive as a result of such Default Amount not being paid, with interest thereon.

2.5 In Section 3.3(f)(ii) (formerly Section 3.3(e)(ii)) of the Billing Policy, the references to "(e)(ii)" are changed to "(f)(ii)," and the last sentence thereof is amended to read as follows:

         As funds attributable to a Default Amount are received by the ISO (including amounts received through financial assurances provided under the Financial Assurance Policies or through actions or proceedings commenced against the defaulting Participant or Non-Participant Transmission Customer) after such adjusted Statements are distributed, such funds, together with any interest and late charges collected on the applicable Default Amount, shall be distributed to the Participants pro rata based on their allocation of the Default Amount under this clause (f)(ii), up to the full amount of such Default Amount allocated to each such Participant, with interest thereon.

                                    SECTION 3
                                  MISCELLANEOUS

3.1 This Seventy-First Agreement shall become effective on May 5, 2001 or on such other date as the Commission shall provide that the amendments reflected herein shall become effective.

3.2 Terms used in this Seventy-First Agreement that are not defined herein shall have the meanings ascribed to them in the NEPOOL Agreement.

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                                                                    ATTACHMENT 3





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                               AMENDMENT NO. 1 TO
                  INTERIM INDEPENDENT SYSTEM OPERATOR AGREEMENT

         This Amendment No. 1 to Interim Independent System Operator Agreement (this "Amendment") is made and entered into as of this 20th day of March, 2001 by and between the entities which are the participants in the New England Power Pool pursuant to the Restated New England Power Pool Agreement dated as of September 1, 1971, as amended and restated to date, acting herein by and through the NEPOOL Participants Committee, as successor to the NEPOOL Management Committee (collectively, the "NEPOOL Participants" or "NEPOOL"), on the one hand, and ISO New England Inc. (the "ISO"), on the other.

         WHEREAS, the NEPOOL Participants and the ISO are parties to that certain Interim Independent System Operator Agreement dated as of July 1, 1997 (the "ISO Agreement"); and

         WHEREAS, the NEPOOL Participants and the ISO wish to amend the ISO Agreement to reflect a change in the collection of the ISO's capital expenditures and capitalized project costs;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the NEPOOL Participants and the ISO agree as follows:

1. AMENDMENT OF SECTION 6.5(a). The last sentence of Section 6.5(a) of the ISO Agreement is amended to read as follows:

         If the ISO determines a need for additional facilities or equipment to carry out its responsibilities under this Agreement (such as, for purposes of illustration, computer equipment, but not including transmission facilities or generating units) and the ISO has not obtained funding for such additional facilities or equipment through third party financing or through its Tariff for Capital Funding, its Tariff for Transmission Dispatch and Power Administration Services or a separate tariff, the ISO may request funding for such facilities or equipment in accordance with the terms of the NEPOOL Agreement.

2. AMENDMENT OF SECTION 6.5(b). The first sentence of Section 6.5(b) of the ISO Agreement is amended to read as follows:

         All land, structures, fixtures, equipment and facilities, and other capital assets, and all software or other intellectual property or rights to intellectual property or other assets acquired or developed by the ISO with funding provided by the NEPOOL Participants pursuant to the NEPOOL Agreement in order to carry out its responsibilities under this Agreement (the "NEPOOL Assets") shall be the property of the NEPOOL Participants or shall be acquired by the NEPOOL Participants under lease in accordance with arrangements approved by the NEPOOL Participants Committee; provided that for those NEPOOL Participants subject to the Public Utility Holding Company Act of 1935 ("PUHCA"), any such acquisition by those NEPOOL Participants shall be subject to PUHCA approval to the extent such acquisition requires approval under PUHCA.
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3.       ADDITION OF SECTION 6.5(c). Section 6.5(c) is added to the ISO
         Agreement, immediately after Section 6.5(b) thereof, reading as follows:

         (c) Any additional land, structures, fixtures, equipment and facilities, and other capital assets, and all software and other intellectual property or rights to intellectual property or other assets needed for the ISO to carry out its responsibilities under this Agreement not covered by subsection (b) of this Section shall be acquired or developed by the ISO in its own name and shall be the property of the ISO (the "ISO Assets"), and the costs associated with such acquisition shall be paid by the ISO with funding obtained through a third party financing arrangement or under the ISO's Tariff for Capital Funding, the ISO's Tariff for Transmission Dispatch and Power Administration Services or a separate tariff for the ISO. In the event of a termination, removal or resignation of the ISO under this Agreement or the termination of this Agreement, the ISO shall transfer to NEPOOL or its designee, subject to any necessary landlord or other consents being obtained and subject to PUHCA approval to the extent such transfer requires PUHCA approval, all of its right, title and interest in and to the NEPOOL Assets and in and to the ISO Assets that have been acquired or developed using funds provided by the NEPOOL Participants (whether initially or upon a termination or acceleration of a third party financing and whether provided under the NEPOOL Agreement, the ISO's Tariff for Capital Funding, the ISO's Tariff for Transmission Dispatch and Power Administration Services or a separate tariff of the ISO) for which the NEPOOL Participants have not been fully reimbursed. If the transferee of such right, title and interest in and to the NEPOOL Assets and ISO Assets is a tax-exempt Section 501(c)(3) or Section 501(c)(4) organization for federal income taxation purposes, such transfer will be without consideration to the ISO; if such transferee is NEPOOL, NEPOOL shall purchase such right, title and interest in and to the NEPOOL Assets and ISO Assets at a price equal to
         (x) the fair market value of such right, title and interest in and to the ISO Assets (but not such right, title and interest in and to the NEPOOL Assets), as determined by an independent MAI appraiser with the requisite background and experience in the field (the "FMV") minus (y) the amount of funds previously provided by the NEPOOL Participants for such right, title and interest in and to the ISO Assets for which the NEPOOL Participants have not been reimbursed; and if such transferee is neither NEPOOL nor a tax-exempt Section 501(c)(3) or Section 501(c)(4) organization, such transferee shall purchase such right, title and interest in and to the NEPOOL Assets and ISO Assets at a price equal to the FMV; provided, however, that in no event shall the purchase price for such right, title and interest in and to the NEPOOL Assets and ISO Assets be less than zero.

4. CONTINUING EFFECT. Except as specifically amended hereby, all terms and provisions contained in the ISO Agreement shall remain unchanged and in full force and effect.

5. COUNTERPARTS. Two or more counterparts of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

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6.       GOVERNING LAW. This Amendment shall be governed by and enforced in accordance with the laws of the State of Connecticut.


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         IN WITNESS WHEREOF, the NEPOOL Participants and the ISO have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

NEPOOL PARTICIPANTS                                  ISO NEW ENGLAND INC.


By:____________________________             By:______________________________
Name:                                       Name:
Title:                                      Title:


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